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                                                                    Exhibit 23.3


                   [Letterhead of Melman, Alton & Co., L.L.C.]

                                                    Certified Public Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of Alamosa (Delaware), Inc. of our report dated March 24, 2001 relating to the consolidated financial statements of Robert Wireless Communications, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                 /s/ Melman, Alton & Co., L.L.C.
                                                 -------------------------------
                                                 Melman, Alton & Co., L.L.C.
                                                 St. Louis, Missouri




May 7, 2001